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                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                               DANAHER CORPORATION

                                DH HOLDINGS CORP.

                           TK ACQUISITION CORPORATION


                                       AND


                               JOSLYN CORPORATION












                           Dated as of August 20, 1995




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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                           (Not Part of the Agreement)


                                                                            Page

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I  THE TENDER OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.1.  The Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2.  Company Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.3.  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.1.  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.2.  Articles of Incorporation. . . . . . . . . . . . . . . . . . . . . . . . 9
2.3.  By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
2.4.  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . 9
2.5.  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III  CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . . . . . .11
3.1.  Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .11
3.2.  Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
3.3.  Purchaser Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .13
3.4.  Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .14
3.5.  Employee Stock Options . . . . . . . . . . . . . . . . . . . . . . . . .17
3.6.  Adjustment of Merger Consideration . . . . . . . . . . . . . . . . . . .19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . .19
4.1.  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
4.2.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
4.3.  Authorization of this Agreement; Recommendation of Merger. . . . . . . .22
4.4.  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . .24
4.5.  No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
4.6.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
4.7.  Financial Statements and Reports; No Undisclosed Liabilities . . . . . .27
4.8.  Offer Documents; Proxy Statement; Other Information; Schedule
        14D-9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
4.9.  Employee Agreements and Plans. . . . . . . . . . . . . . . . . . . . . .30
4.10.  Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . .33
4.11.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
4.12.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
4.13.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . .35


                                        i

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4.14.  IBCA Sections 7.85 and 11.75; Board Approval; Shareholder Vote. . . . .38
4.15.  Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .38
4.16.  Finders and Investment Bankers. . . . . . . . . . . . . . . . . . . . .39
4.17.  Offer Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE PARENT, DH
               HOLDINGS AND THE PURCHASER. . . . . . . . . . . . . . . . . . .40
5.1.  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
5.2.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
5.3.  Authorization of this Agreement. . . . . . . . . . . . . . . . . . . . .41
5.4.  Consents and Approvals; No Violations. . . . . . . . . . . . . . . . . .42
5.5.  Offer Documents; Proxy Statement; Other Information. . . . . . . . . . .44
5.6.  Financial Ability to Perform . . . . . . . . . . . . . . . . . . . . . .46
5.7.  Finders and Investment Bankers . . . . . . . . . . . . . . . . . . . . .46

ARTICLE VI  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
6.1.  Conduct of the Business of the Company . . . . . . . . . . . . . . . . .47
6.2.  Access to Information. . . . . . . . . . . . . . . . . . . . . . . . . .51
6.3.  Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . .52
6.4.  Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . .54
6.5.  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
6.6.  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . .55
6.7.  Consent of DH Holdings . . . . . . . . . . . . . . . . . . . . . . . . .55
6.8.  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
6.9.  Indemnification; Insurance . . . . . . . . . . . . . . . . . . . . . . .57
6.10.  Employee Benefits; Severance Agreements and Plans . . . . . . . . . . .61
6.11.  Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
6.12.  Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
6.13.  Anti-takeover Statutes. . . . . . . . . . . . . . . . . . . . . . . . .65
6.14.  No Amendment to the Rights Agreement. . . . . . . . . . . . . . . . . .65
6.15.  Notification of Certain Matters . . . . . . . . . . . . . . . . . . . .65
6.16.  Disposition of Litigation . . . . . . . . . . . . . . . . . . . . . . .66
6.17.  Proxy Contest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
6.18.  Stock Exchange Listing. . . . . . . . . . . . . . . . . . . . . . . . .66

ARTICLE VII  CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . .67
7.1.  Conditions to the Obligations of the Parent, the Purchaser and
        the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
7.2.  Conditions to the Obligations of the Company . . . . . . . . . . . . . .68

ARTICLE VIII  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
8.1.  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
8.2.  Filings at the Closing . . . . . . . . . . . . . . . . . . . . . . . . .69

ARTICLE IX  TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . . .69


                                       ii

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9.1.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
9.2.  Procedure and Effect of Termination. . . . . . . . . . . . . . . . . . .73
9.3.  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .74

ARTICLE X  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .78
10.1.  Amendment and Modification. . . . . . . . . . . . . . . . . . . . . . .78
10.2.  Waiver of Compliance; Consents. . . . . . . . . . . . . . . . . . . . .78
10.3.  Survival of Warranties. . . . . . . . . . . . . . . . . . . . . . . . .79
10.4.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
10.5.  Assignment; Parties in Interest . . . . . . . . . . . . . . . . . . . .81
10.6.  Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . . .82
10.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
10.8.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
10.9.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
10.10.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .84


ANNEX A -- Conditions to the Offer

ANNEX B -- Illinois Articles of Merger

ANNEX C -- Danaher Corporation Non-Qualified Stock Option
          Agreement

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of August 20, 1995, among
Danaher Corporation, a Delaware corporation (the "Parent"), DH Holdings Corp., a Delaware corporation that is a wholly-owned subsidiary of the Parent ("DH Holdings"), TK Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of DH Holdings (the "Purchaser"), and Joslyn Corporation, an Illinois corporation (the "Company") (the "Agreement" or the "Merger Agreement").

        Parent, DH Holdings, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                THE TENDER OFFER

        1.1. THE OFFER. (a) As promptly as practicable, but in no event later than five business days after the public announcement of the execution of this Agreement, the Purchaser shall, and the Parent shall cause the Purchaser to, amend and supplement its outstanding tender offer (the "Offer") to purchase for cash all of the issued and outstanding shares (the "Shares") of common stock, par value $1.25 per share (the "Common Stock") (including the associated Common Stock Purchase Rights ("Rights") issued pursuant to the Rights Agreement, dated as of February 10,

1988 and amended as of September 2, 1994, between the Company and The First National Bank of Chicago as Rights Agent (as the same may be further amended, the "Rights Agreement") to provide that (i) the purchase price offered pursuant to the Offer will be $34.00 per Share (which term in this Agreement shall include the associated Right unless the context otherwise requires), (ii) the obligations of the Purchaser and the Parent to consummate the Offer and to accept for payment and purchase the Shares tendered shall be subject only to the conditions set forth in Annex A hereto (the "Offer Conditions") and (iii) the expiration date of the Offer will be extended at least until midnight on the tenth business day following the date of such amendment. The Purchaser shall not without the Company's prior written consent reduce the price per Share or the number of Shares sought to be purchased or modify the form of consideration to be received by holders of the Shares in the Offer, waive or modify the condi-tion (the "Minimum Condition") set forth in clause (i) of the first sentence of Annex A hereto, impose additional conditions to the Offer or amend any term of the Offer in a manner adverse to the holders of the Shares. Subject only to the conditions of the Offer set forth in Annex A, the Purchaser shall, and the Parent shall cause the Purchaser to, pay for all of the Shares validly tendered and not withdrawn pursuant to the Offer as soon as legally permissible.

              (b) As soon as practicable on the date the Offer is amended pursuant to this Agreement, the Parent and the Purchaser will file with the Securities and Exchange Commission (the "SEC") an amendment to its Tender Offer Statement on Schedule 14D-1 (together with all supplements or amendments thereto, and including all exhibits, the "Offer Documents"). The Parent and the Purchaser shall give the Company and its counsel a reasonable opportunity to review the Offer Documents prior to their being filed with the SEC or dis-seminated to the shareholders of the Company. The Parent and the Purchaser will furnish the Company and its counsel in writing with any comments that the Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents, promptly after receipt of such comments.

              1.2. COMPANY ACTION. (a) In connection with the Offer, the Company shall cause its transfer agent as promptly as possible to furnish the Purchaser with mailing labels, security position listings and any available listings or computer files containing the names and addresses of record holders of the Shares as of a recent date, and shall furnish to the Purchaser such information and assistance as the Parent or the Purchaser may reasonably request in com-

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municating the Offer to the Company's shareholders.  The information contained in any such labels, listings and files shall be used solely for the purpose of communicating the Offer or disseminating any other documents necessary to consummate the merger of the Purchaser with and into the Company, as contemplated by the Offer (the "Merger") and shall otherwise be subject to the provisions of the Confidentiality Agreement, dated July 28, 1995 (the "Con-fidentiality Agreement"), between the Parent and the Company, which Con-fidentiality Agreement remains in full force and effect.

              (b) The Company hereby consents to the Offer, as amended pursuant to Section 1.1, and represents and warrants that the Board of Directors of the Company (at a meeting duly called and held at which a quorum was present) as part of its approval of this Agreement has unanimously (i) approved the making of the Offer, (ii) determined that each of the Offer and the Merger is fair to and in the best interests of the shareholders of the Company and
(iii) resolved, subject to the terms and conditions of this Agreement, to recom-mend acceptance of the Offer and approval and adoption of this Agreement by the shareholders of the Company (to the extent such approval and adoption is required by applicable law). Promptly after the commencement of the Offer, the Company shall file an amendment to its Tender Offer Solicitation/Recommendation Statement on Sched-ule 14D-9 (together with any amendments or supplements thereto, and including all exhibits, the "Schedule 14D-9") with respect to the Offer which shall contain, subject to the fiduciary duties of the Board of Directors of the Company, the recommendations of the Board of Directors in favor of the Offer, the Merger and the Agreement. The Board of Directors of the Company will not withdraw, modify or amend such recommendation except to the extent that, after taking into account the advice of counsel to the Company, it concludes that such withdrawal, modification or amendment is legally required in the proper exercise of its fiduciary duties. Parent, Purchaser and their counsel will be given a reasonable opportunity to review the Schedule 14D-9 and all amendments or supplements thereto prior to their filing with the SEC or dissemination to the holders of Shares. The Company shall furnish to the Parent and the Purchaser a copy of the resolutions referred to in the first sentence of this subsection
(b), certified by an appropriate officer of the Company.

              1.3. BOARD OF DIRECTORS. (a) Promptly, subject to any applicable requirements under Section 14(f) of the Exchange Act) upon the purchase by the Purchaser of Shares pursuant to the Offer, the Board of Directors of the Company shall amend its By-Laws to provide that the number of directors shall be no less than seven (7) and more more than twelve (12) persons, Steven M. Rales, Mitchell P. Rales, George M. Sherman, Patrick W. Allender, C. Scott Brannan and James H. Ditkoff shall be elected by the Board of Directors as additional directors of the Company (or, if any such persons shall be unavailable, other persons designated by the Purchaser and reasonably acceptable to the Independent Directors) and William E. Bendix, James M. Reed and Lawrence G. Wolski shall resign as directors of the Company, and thereafter until the Effective Time:

                    (i) the total number of directors of the Company shall be nine (9);

                    (ii) the Purchaser shall be entitled to designate up to six directors; and

                    (iii) the Board of Directors shall have at least three Independent Directors (as defined in Section 1.3(c) hereof).

              (b) The Company's obligations with respect to the election of the Purchaser's designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the

Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. The Parent and the Purchaser will supply to the Company in writing and shall be solely responsible for any information with respect to any of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

              (c) Following the election or appointment of the Purchaser's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment to this Agreement or of the Articles of Incorporation or Amended and Restated By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of the Parent or the Purchaser and any waiver of any of the Company's rights under this Agreement will require the concurrence of a majority of the directors of the Company then in office who are neither designated by the Purchaser nor otherwise affiliated with the Parent or the Purchaser and are not employees of the Company or any of its Subsidiaries (the "Independent Directors").

                                   ARTICLE II

                                   THE MERGER

              2.1. THE MERGER. (a) Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions set forth in
Article VII hereof, as promptly as practicable following the consummation of the Offer, in accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware, as amended (the "GCL"), and the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), the parties hereto shall cause the Purchaser to be merged with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Illinois. At the Effective Time, the separate existence of the Purchaser shall cease.

              (b) The Surviving Corporation shall retain the name of the Company and shall possess all the rights, privileges, immunities, powers and franchises of the Purchaser and the Company and shall by operation of law become liable for all the debts, liabilities and duties of the Company and the Purchaser. The Merger shall have the other effects provided for in the applicable provisions of the GCL and the IBCA.

              2.2. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Company, as amended as of the date hereof, shall become the Articles of Incorporation of the Surviving Corporation until, subject to Section 6.9(a) hereof, thereafter amended in accordance with pro-visions thereof and as provided by law, except that ARTICLE FOUR thereof shall be amended to reduce the authorized capital stock of the Surviving Corporation to 1,100 shares of Common Stock, par value $1.25 per share.

              2.3. BY-LAWS. At the Effective Time, the By-Laws of the Company, as amended as of the date hereof, shall become the By-Laws of the Surviving Corporation until, subject to Section 6.9(a) hereof, thereafter amended, altered or repealed as provided therein and by law.

              2.4. DIRECTORS AND OFFICERS. The directors of the Purchaser and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

              2.5. EFFECTIVE TIME. The Merger shall become effective at the later of (i) the date and time when a properly executed certificate of merger or certificate of ownership and merger (either such document being referred to hereinafter as the "Delaware Certificate of Merger"), together with any other documents required by law to effectuate the Merger, shall be filed with the Secretary of State of the State of Delaware in accordance with the GCL and (ii) the date and time when, following the filing of Articles of Merger in accordance with the IBCA (the "Illinois Articles of Merger"), the Secretary of State of the State of Illinois issues a certificate of merger (the "Illinois Certificate of Merger") with respect to the Merger; provided, however, in no event shall the Merger become effective later than:
(x) 90 days after the date of filing the Delaware Certificate of Merger, or (y) 30 days subsequent to issuance of the Illinois Certificate of Merger. The Delaware Certificate of Merger shall be filed in Delaware in accordance with the GCL and the Illinois Articles of Merger shall be filed in Illinois in accordance with the IBCA as soon as practicable after the Closing, and the parties shall endeavor to cause such filings to be made on the same date. The date and time when the Merger shall become effective is herein referred to as the "Effective Time." A form of the Plan of Merger to be included in the Illinois Articles of Merger is attached hereto as Annex B and is incorporated herein. Such Plan of Merger is subject to all of the provisions of this Agreement, and in case of conflict between the terms of such Plan of Merger and those of this Agreement, the terms of this Agreement shall govern.

Approval of this Agreement by the Board of Directors and shareholders of the Company and Purchaser includes approval of such Plan of Merger.

                                   ARTICLE III

                              CONVERSION OF SHARES

              3.1.  COMPANY COMMON STOCK.  (a)  Subject to the provisions of
Section 3.6 hereof, each Share issued and outstanding immediately prior to the Effective Time (except for Shares then owned beneficially or of record by the Parent or the Purchaser or any other subsidiary of the Parent and except for Dissenting Shares (as defined in Section 3.2), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $34.00 (or, if a greater per Share price shall have been paid in the Offer, such greater price) ($34.00 or such greater price being referred to hereinafter as the "Merger Consideration") in cash payable to the holder thereof, without interest thereon, upon surrender of the certificate represent-ing such Share.

              (b) Each Share issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by the Parent or the Purchaser or any other subsidiary of the Parent shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist, without any conversion thereof.

              (c) Each Share issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

              (d) At the Effective Time the holders of certificates representing Shares shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the IBCA, and, except as aforesaid, their sole right shall be the right to receive cash as aforesaid.

              3.2. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any Shares which are outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such Shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such Shares in the manner provided in
Section 11.70 of the IBCA ("Dissenting Shares"), if applicable, shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment of the appraised value of such Shares in accordance with the provisions of
Section 11.70 of the IBCA; PROVIDED, HOWEVER, that (i) if any holder of Dissent-ing Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such Shares, or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in Sections 11.65 and 11.70 of the IBCA, or (iii) if any such holder shall, for any other reason, become ineligible for such appraisal, then such holder shall forfeit the right to appraisal of such Shares and each such Share shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall not settle or compromise any claim for dissenters' rights prior to the Effective Time without the prior written consent of the Parent and the Purchaser.

              3.3. PURCHASER COMMON STOCK. Each share of common stock, par value $.01 per share ("Purchaser Common Stock"), of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $1.25 per share ("Surviving Corporation Common Stock"), of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Purchaser Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of Surviving Corporation Common Stock.

              3.4. EXCHANGE OF SHARES. (a) Prior to the Effective Time, the Purchaser shall, and the Parent shall cause the Purchaser to, deposit in trust with the depositary for the Offer, or with a bank or trust company with offices in New York, New York, Chicago, Illinois or Washington, District of Columbia, designated by the Purchaser and having capital, surplus and undivided profits of at least $100,000,000 (the "Exchange Agent"), cash in an aggregate amount equal to the product of (i) the number of Shares issued and outstanding immediately prior to the Effective Time (other than any such Shares owned beneficially or of record by the Parent or the Purchaser or any other subsidiary of the Parent and other than Dissenting Shares), and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions reasonably satisfactory to the Company and its counsel, make the payments provided for in Section 3.1(a) of this Agreement out of the Exchange Fund. The Exchange Agent shall invest the Exchange Fund as the Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10,000,000,000. The Ex-change Fund shall not be used for any other purpose except as provided in this Agreement.

              (b)   Promptly after the Effective Time, the Surviving
Corporation shall cause the Exchange Agent to mail to each record holder (other than the Parent, the Purchaser or any other subsidiary of the Parent) as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate and the Merger Consideration, less any ap-plicable withholding tax, and such Certificate shall forthwith be cancelled. No interest shall be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
Section 3.4, each Certificate (other than Certificates representing Shares owned beneficially or of record by the Parent, the Purchaser or any other subsidiary of the Parent and other than Certificates representing Dissenting Shares in respect of which appraisal rights are perfected) shall represent for all purposes the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

              (c) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (other than Certificates representing Shares owned beneficially or of record by the Parent, the Purchaser or any other subsidiary of the Parent and other than Dissenting Shares) are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this Article III.

              (d) Any portion of the Exchange Fund which remains unclaimed by the shareholders of the Company for 180 days after the Effective Time (including any interest received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any shareholders of the Company who have not theretofore complied with Section 3.4(b) shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of their claim for the Merger Consideration per Share, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corpo-ration under Illinois law.

              (e) The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of cash for Shares.

              3.5. EMPLOYEE STOCK OPTIONS. Subject to and in accordance with the terms of the Joslyn Corporation Non-

Employee Director Stock Plan and any related option agreement, with respect to each stock option for 1,000 shares of Common Stock granted within the six month period preceding the Closing, each at an exercise price of $24.75 per share, to each non-employee director who is subject to the provisions of Sections 16(a) and 16(b) of the Exchange Act, the Parent shall provide each such director with an option to purchase 1,000 shares of the Parent's common stock (the "Substitute Options"). Each Substitute Option shall (a) be in substitution for, and cancellation of, such stock options granted under the stock option plan of the Company (the "Cancelled Options"); (b) be in the form attached hereto as Annex C and (c) be immediately exercisable in full at an exercise price of $22.625 per share of the Parent's common stock. Subject to and in accordance with the terms of the applicable stock option plan of the Company and any related option agreement, immediately prior to the Effective Time, each holder of an outstanding option to purchase Shares granted under any employee stock option plan of the Company, other than a Cancelled Option or any other option with a stock appreciation right exercisable upon a change of control of the Company, whether or not then exercisable, shall be entitled to receive from the Surviving Corporation for each Share subject to such option, in cancellation of such option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such option without interest thereon, subject to all applicable tax withholding requirements, and such option shall thereupon be cancelled. Subject to the foregoing, each option or other equity award with respect to shares of Common Stock outstanding at the Effective Time under any stock option or other equity plan, program or agreement of the Company shall automatically terminate and be cancelled upon consummation of the Merger. The Parent shall cause the Surviving Corporation to make all payments required by this Section 3.5.

              3.6. ADJUSTMENT OF MERGER CONSIDERATION. In the event of any reclassification, recapitalization, stock split or stock dividend with respect to the Common Stock (or if a record date with respect to any of the foregoing shall occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the amount of Merger Consideration per Share, and all references to the Merger Consideration in this Agreement shall be deemed to be to the Merger Consideration as so adjusted.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants to the Parent and the Purchaser and agrees as follows:

              4.1. ORGANIZATION. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. Each of the Company's subsidiaries (except for any subsidiaries formed or acquired in 1995, which have been identified in writing in a list furnished by the Company to the Parent, and except that ADK Pressure Equipment Corporation has been sold) is listed in the Company's Annual

Report on Form 10-K for the fiscal year ending December 31, 1994, and except as and to the extent set forth in such Annual Report, the Company owns directly or indirectly all of the issued and outstanding capital stock of each of its subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. The Company has heretofore made available to the Parent accurate and complete copies of the Articles of Incorporation and the By-Laws of the Company, each as currently in effect.

              4.2. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock of which, on August 8, 1995, there were 7,195,240 shares issued and outstanding, 887,276 shares reserved for issuance under future grants of options under the Company's director and employee stock option plans, 302,588 shares subject to options outstanding under the Company's stock option plans, of which 23,437 are in tandem with outstanding stock appreciation rights, and 1,217,840 shares held in the Company's treasury. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and have no preemptive rights. The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge or encumbrance of any kind. Except for the Rights and options to acquire not more than 302,588 shares pursuant to the Company's director and employee stock option plans, there are not now, and at the Effec-tive Time there will not be, any existing options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or com-mitments whatsoever obligating the Company or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of the Company or any of its sub-sidiaries, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

              4.3.  AUTHORIZATION OF THIS AGREEMENT; RECOMMENDATION OF MERGER.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by the shareholders of the Company to the extent required by law, to consummate the transactions contem-plated hereby. The execution and delivery of this Agreement and the consumma-tion of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, except for the approval of this Agreement by the shareholders of the Company to the extent required by law, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and subject only to the approval hereof by its shareholders to the extent required by law, this Agreement (assuming the due and valid authorization, execution and delivery of this Agreement by the Parent, DH Holdings and the Purchaser and the enforceability of this Agreement against each of them) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (b) The Board of Directors of the Company (at a meeting duly called and held at which a quorum was present) has determined that the Merger is fair to and in the best interests of the shareholders of the Company and has re-solved to recommend approval of the Merger and adoption of this Agreement by the shareholders of the Company; PROVIDED, HOWEVER, that such recommendation may be withdrawn, modified or amended (but if, after the Company has received a

Superior Proposal -- namely, a proposal to acquire, directly or indirectly, more than 50% of the Shares or all or any substantial portion of the consolidated assets of the Company and its subsidiaries and on terms which the Board of Directors of the Company determines in its good faith judgment, based on the advice of Goldman, Sachs & Co., to be more favorable to the Company's stockholders than the Offer and the Merger taken together -- then such withdrawal, modification or amendment may be made only at a time that is after the second business day after the Parent has received written notice from the Company advising the Parent of the Company's receipt of a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal) to the extent the Company's Board of Directors, after taking into account the advice of counsel to the Company, concludes that such withdrawal, modification or amendment is required in the proper exercise of its fiduciary duties.

              4.4. CONSENTS AND APPROVALS. Except for (i) filings required under the Exchange Act, (ii) the filing of a Pre-Merger Notification and Report Form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (together, the "HSR Act"), (iii) the filing and recordation of appropriate merger documents as required by the IBCA and the GCL and, if applicable, the laws of other states in which the Company is qualified to do business, (iv) filings under the securities or blue sky laws or takeover statutes of the various states and (v) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain of which is reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

              4.5. NO CONFLICTS. Except as set forth in Schedule 4.5, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any pro-vision of the Articles of Incorporation or the By-Laws of the Company, each as amended as of the date hereof, or the certificate of incorporation or by-laws (or equivalent instruments) of any of its subsidiaries, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets is bound or
(iii) assuming the accuracy (without taking into account any limitation based on knowledge or materiality) of the representations and warranties of the Parent and the Purchaser contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in Section 4.4, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any of its subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or a material adverse effect on the Company's ability to consummate the transactions contemplated hereby.

              4.6. COMPLIANCE. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to either have a Material Adverse Effect or prevent the consummation of the Offer or the Merger.

              4.7.  FINANCIAL STATEMENTS AND REPORTS; NO UNDISCLOSED
LIABILITIES.  (a)   The Company has filed all forms, reports and documents with the SEC since January 1, 1994, required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act and the rules and regu-lations promulgated thereunder (collectively, the "Disclosure Statements"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of such Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements there-in, in light of the circumstances under which they were made, not misleading.

              The consolidated balance sheets and the related consolidated statements of income, cash flows and retained earnings (including the notes thereto) of the Company and its subsidiaries contained or incorporated by reference in the Disclosure Statements, were prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, complied as of their respective dates in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and presented fairly the consolidated financial position of the Company and its subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with United States generally accepted accounting principles ("GAAP") applied in all material respects on a consistent basis, except as otherwise noted therein and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act, and subject in the case of quarterly financial statements to normal year-end audit adjustments and to any other adjustments described therein.

              (b) The Company has no outstanding indebtedness for borrowed money.

              4.8.  OFFER DOCUMENTS; PROXY STATEMENT; OTHER INFORMATION;
SCHEDULE 14D-9. None of the information supplied in writing by the Company specifically for inclusion in the Offer Documents will, at the respective times the Offer Documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 on the date filed with the SEC will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information furnished to the Company by the Parent or the Purchaser specifically for use in the Schedule 14D-9. No proxy solicitation materials distributed by the Company to its shareholders and/or filed with the SEC in connection with the Merger, including any amendments or supplements thereto (collectively, the "Proxy Statement") will, at the time the Proxy Statement is mailed to the Company's shareholders, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the meeting of shareholders to which the Proxy Statement, as then amended or supplemented, relates or at the Effective Time omit to state any material fact necessary to correct any state-ment which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting; except that no repre-sentation is made by the Company with respect to information furnished to the Company by the Parent or the Purchaser specifically for use in the Proxy Statement. The Schedule 14D-9 and the Proxy Statement each will comply in all material respects, both as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made herein with respect the information provided to the Parent and the Purchaser pursuant to the Confidentiality Agreement in the "Joslyn Corporation Discussion Materials Book One" and the "Joslyn Corporation Discussion Materials Book Two", in each case dated August 1, 1995.

              4.9. EMPLOYEE AGREEMENTS AND PLANS. (a) There are no material employee or retiree compensation or benefit plans, arrangements, contracts or agreements (including, without limitation, stock option plans or other equity plans, employment agreements, change of con-trol, retention, severance and other similar agreements) of any type (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether written or un-written, (x) maintained, or contributed to, by the Company, any of its subsidiaries or any other trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its subsidiaries would be deemed a "single employer" within the meaning of section 414 of the Code or section 4001(b) of ERISA or (y) with respect to which the Company, any of its subsidiaries or any ERISA Affiliate has or has had, within the preceding six years, an obligation to contribute or the Company or any of its subsidiaries has or may have a liability, other than those listed on Schedule 4.9(a) hereto (the "Benefit Plans"). Neither the Company, any of its subsidiaries nor any ERISA Affiliate has any formal plan or any commitment to any current or former employee to create any additional Benefit Plan.

              (b) With respect to each Benefit Plan currently in effect or under which the Company has an obligation to make payments or contributions, the Company has delivered to

Parent accurate and complete copies of all plan texts, summary plan descriptions, summaries of material modifications, trust agreements, other funding arrangements and other related agreements including all amendments to the foregoing; the two most recent IRS Form 5500 annual reports, including all Schedules and attachments thereto; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service (the "Service"); and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

              (c) Except as specifically set forth in the Disclosure Statements or on Schedule 4.9(c) hereto, the consummation of the transactions contemplated by this Agreement will not, by itself, entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual, except for any such entitlements, vesting or increases which would not be material to any such individual or in theaggregate to the Company.

              Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any material liability or obligation (whether directly or indirectly, including as a result of an indemnification obligation or by reason of any relationship to any ERISA Affiliate) under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans. Each of the Benefit Plans have been operated and administered in substantial compliance with their terms and all applicable laws, statutes and regulations.

              4.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Disclosure Statements filed prior to the date of this Agreement or in Schedule
4.10 hereto, from January 1, 1995 until the date of this Agreement, the Company and its subsidiaries have conducted their respective businesses and operations consistent with past practice only in the ordinary and usual course and there have not occurred (i) any events, changes, or effects (including the incurrence of any liabilities or obligations of any nature, whether accrued, contingent or otherwise) having, or which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its subsidiaries (other than regular quarterly cash dividends of not more than $0.30 per share payable to holders of Common Stock); (iii) any material change by the Company or any of its subsidiaries in accounting principles or methods, except insofar as may be required by a change in

GAAP; (iv) any grant of options or stock appreciation rights under any Benefit Plan; OR (V) AFTER JUNE 30, 1995 TO THE DATE OF THIS AGREEMENT, ANY ENTRY BY THE COMPANY INTO ANY AGREEMENT, COMMITMENT OR TRANSACTION THAT IS MATERIAL TO THE COMPANY AND ITS SUBSIDIARIES, TAKEN AS A WHOLE, OTHER THAN IN THE ORDINARY COURSE OF BUSINESS.

              4.11. LITIGATION. Except as disclosed in the Disclosure Statements filed prior to the date of this Agreement or as disclosed on Schedule
4.11 hereto, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected (i) to have a Material Adverse Effect, or (ii) to materially delay or prevent the consummation of the Merger or the other transactions contemplated hereby.

              4.12. TAXES. (a) The Company and its subsidiaries (i) have duly filed all material Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and will duly file all material Tax Returns required to be filed by them on or before the Effective Time (taking into account any extensions properly obtained), and (ii) have duly paid in full, or made provision in accordance with GAAP for the payment of, all Taxes (as here-inafter defined) for all periods ending on or before the date hereof. Such Tax Returns are and will be true, complete and correct in all material respects.

              (b) No audits or other proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries, which audits or other proceedings could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

              (c) No material deficiencies for Taxes have been asserted against the Company or any of its subsidiaries which have not been resolved and fully paid or which are not adequately reserved for in accordance with GAAP. The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the Company's most recent quarterly financial statements are adequate in all material respects in accordance with GAAP.

              (d) "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest and penalties thereon and additions thereto. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns.

              4.13. ENVIRONMENTAL MATTERS. (a) Except as set forth in the Disclosure Statements or otherwise previously disclosed by the Company to the Parent, to the knowledge of the Company there are no Environmental Liabilities (as defined below) of the Company that could reasonably be expected to have a Material Adverse Effect. The Company has identified to Parent in writing all wood treating facilities that, to the knowledge of the Company, were previously owned by the Company or any of its subsidiaries.

              (b) As used in this Agreement, "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of its subsid-iaries), whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to matters covered by Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the date of this Agreement. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

              (c) Except as set forth in the Disclosure Statement, or as previously disclosed to Parent, neither the Company nor any of its subsidiaries has received any written communication from anyone that has been brought to the attention of the Company's legal department or of any officer of the Company and that alleges that the Company or any of its subsidiaries is not in compliance with any Environmental Law (except for noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).
              (d) Except as set forth in the Disclosure Statement or as previously disclosed in writing to Parent, and except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have all permits, approvals, and other authorizations required under Environmental Laws that are necessary to continue the existing operations of the Company and its subsidiaries.

              4.14.  IBCA SECTIONS 7.85 AND 11.75; BOARD APPROVAL; SHAREHOLDER
VOTE.   (a)  The Board of Directors of the Company has approved the Offer and the Merger prior to the date of this Agreement pursuant to the provisions of
Section 11.75 of the IBCA.

              (b)   At least two-thirds of the Company's Disinterested
Directors (as defined in Section 7.85(C)(7) of the IBCA) have approved the acquisition of Shares pursuant to the Offer and the Merger and have approved the Merger, all pursuant to the provisions of Section 7.85 of the IBCA.

              (c) The affirmative vote of holders of two-thirds of the Shares is the only vote of the holders of any class or series of capital stock of the Company necessary under the IBCA or the Articles of Incorporation or By-Laws of the Company to approve the Merger.

              (d) Not less than 75% of the Directors of the Company then qualified and acting within the meaning of Section 3.9.3 of the By-Laws of the Company have approved this Agreement and the transactions contemplated by this Agreement, including, without limitation, the Merger.

              4.15. RIGHTS AGREEMENT. The Board of Directors of the Company has taken all necessary corporate action to provide that neither the Parent nor the Purchaser nor any of their affiliates will become an "Acquiring Person," that no "Triggering Event," "Section 11(a)(ii) Event," "Section 13 Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur and that neither Section 11 nor Section 13 of the Rights Agreement will be triggered, in each case as a result of the announcement, commencement or consummation of the Offer, the execution or delivery of this Agreement or any amendment hereto in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement.

              4.16. FINDERS AND INVESTMENT BANKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Company in such manner as to give rise to any valid claim against the Parent, the Purchaser or the Company for any broker's or finder's fee or similar compensation, except for Goldman, Sachs & Co., whose fees (which have been described in a writing furnished by the Company to Parent), to the extent payable, shall be paid by the Company.

              4.17. OFFER CONDITIONS. Since July 1, 1995, to the knowledge of the Company, no event has occurred and no circumstance has arisen which would reasonably be expected to result in a failure to satisfy any of the Offer Conditions.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                  OF THE PARENT, DH HOLDINGS AND THE PURCHASER

              The Parent, DH Holdings and the Purchaser each jointly and severally represent and warrant to the Company and agree as follows:

              5.1. ORGANIZATION. Each of the Parent, DH Holdings and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requi-site corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Parent and its subsidiaries taken as a whole. Each of the Parent, DH Holdings and the Purchaser is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be likely to have a material adverse effect on the business, financial condition, properties, assets or results of operations of the Parent and its subsidiaries taken as a whole. DH Holdings is a wholly-owned subsidiary of the Parent, and the Purchaser is a wholly-owned subsidiary of DH Holdings.

              5.2. CAPITALIZATION. Parent has 125,000,000 authorized shares of common stock, par value $.01 per share, of which, on July 19, 1995, there were 58,476,408 shares issued and outstanding. All shares of common stock of the Parent issued upon exercise of the Substitute Options (including payment in full of the exercise price therefor) shall be duly authorized, validly issued, fully paid, nonassessable and listed on the New York Stock Exchange (the "NYSE") and such issuance shall not be subject to any preemptive rights.

              5.3. AUTHORIZATION OF THIS AGREEMENT. Each of the Parent, DH Holdings and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of the Parent, DH Holdings and the Purchaser and by DH Holdings as the sole shareholder of the Purchaser, and no other corporate proceedings on the part of the Parent, DH Holdings or the Purchaser are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Parent, DH Holdings and the Purchaser and this Agreement (assuming the due and valid authorization, execution and delivery of this Agreement by the Company and the enforceability of this Agreement against
it) constitutes a valid and binding agreement of the Parent and the Purchaser enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              5.4.  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except for
(i) filings required under the Exchange Act,

(ii) the filing of a Pre-Merger Notification and Report Form by the Parent under the HSR Act, (iii) the filing and recordation of appropriate merger documents as required by the GCL and the IBCA, (iv) filings under the securities or blue sky laws or takeover statutes of the various states, (v) filings required under the listing requirements of the NYSE and (vi) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Parent, DH Holdings and the Purchaser of the transactions contemplated by this Agreement, the failure to make or obtain which is reasonably likely to impair the ability of the Parent, DH Holdings or the Purchaser to perform their respective obligations hereunder or to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Parent, DH Holdings or the Purchaser with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of the Parent, DH Holdings or the Purchaser, as each may be amended as of the date hereof (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Parent or any of its subsidiaries is a party, or by which any of them or any of their respective properties or assets is bound, or (iii) assuming the truth of the representations and warranties of the Company hereunder and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the immediately preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Parent or any of its subsidiaries or any of their respective properties or assets is bound, excluding from the foregoing clauses (ii) and
(iii) conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to impair the ability of the Parent, DH Holdings or the Purchaser to perform their respective obligations hereunder or to consummate the transactions contemplated hereby.

              5.5. OFFER DOCUMENTS; PROXY STATEMENT; OTHER INFORMATION. None of the Offer Documents will, on the date filed with the SEC or on the date first published, sent or given to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Parent or the Purchaser in reliance upon and in conformity with written information furnished to the Parent or the Purchaser by the Company specifically for use in the Offer Documents. The Offer Documents will comply in all material respects, both as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations thereunder. None of the information supplied or to be supplied in writing by the Parent or the Purchaser specifically for inclusion in the Schedule 14D-9 or in the Proxy Statement will, at the time the Schedule 14D-9 is filed with the SEC or the Proxy Statement is mailed to the Company's shareholders, as the case may be, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statement, at the time of the meeting of shareholders to which such Proxy Statement, as then amended or supplemented, relates, or at the Effective Time, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting. If at any time prior to the Effective Time any event relating to the Parent or any of its subsidiaries is discovered which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Parent shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event.

              5.6. FINANCIAL ABILITY TO PERFORM. The Parent and the Purchaser have, from cash on hand or committed lines of credit, available funds sufficient to pay all cash payments for Shares in the Offer and the Merger and to pay all related fees and expenses.

              5.7. FINDERS AND INVESTMENT BANKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Parent, DH Holdings or the Purchaser in such manner as to give rise to any valid claim against the Parent, DH Holdings, the Purchaser or the Company for any broker's or finder's fee or similar compensation, except for Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") whose fees, to the extent payable, shall be paid by the Parent. The Parent shall be solely responsible for, and shall indemnify the

Company with respect to, any fee payable to Merrill Lynch if the Merger is not consummated.

                                   ARTICLE VI

                                    COVENANTS

              6.1. CONDUCT OF THE BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as set forth in Schedule 6.1 hereto, during the period from the date of this Agreement to the Effective Time, the Company and its subsidiaries will each conduct its operations in all material respects according to its ordinary and usual course of business, and will use reasonable efforts to preserve intact its business organization and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it. The Company will promptly advise the Parent in writing of any change which could reasonably be expected to have a Material Adverse Effect, and will confer on a regular and frequent basis with representatives of the Parent to report upon the status of operations. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Schedule 6.1 hereto, prior to the Effective Time, neither the Company nor any of its subsidiaries will, with-out the prior written consent of the Parent:

              (a) amend its Articles of Incorporation or By-Laws (or equivalent instruments);

              (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock of any class or any securities convertible into shares of capital stock of any class, except as required by any employee benefit or stock option plan or agreement existing as of the date hereof;

              (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock; PROVIDED, HOWEVER, that the Company may declare and pay to holders of Shares regular quarterly dividends of not more than $0.30 per share of Common Stock; and PROVIDED, FURTHER, that any of the Company's subsidiaries may declare, set aside or pay any divi-dend or other distribution with respect to their capital stock;

              (d) (i) create, incur, assume, maintain or permit to exist any long-term debt (including obligations in respect of capital leases); (ii) except in the ordinary course of business and consistent with past practices assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than any subsidiary of the Company; or (iii) make any loans, advances or capital contributions to, or investments in, any person other than any of the subsidiaries of the Company, except for loans or advances to employees or customers in the ordinary course of business and con-sistent with past practices;

              (e) except in the ordinary course of business or as otherwise contemplated by or described or referred to in the Disclosure Statements or the Offer Documents, sell, transfer, mortgage or otherwise dispose of or encumber, any business, subsidiary, assets that are material to the Company and its subsidiaries taken as a whole, or fixed assets that have a value on the Company's books, either individually or in the aggregate, in excess of $500,000;

              (f) settle or compromise any pending or threatened suit, action or claim in which the amount involved is greater than $500,000 or which is material to the Company and its subsidiaries taken as a whole or which relates to the transactions contemplated hereby or modify, amend or terminate any contracts involving in excess of $500,000 or waive, release or assign any right or claim involving in excess of $500,000;

              (g) make any material tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated, in each case without notice to the Parent;

              (h) grant any material increase in the compensation payable or to become payable to any of its officers or employees or establish, adopt, enter into, make any new grants or awards under, be obligated to grant any awards under, or amend, any collective bargaining (except as required by law), bonus, profit sharing, thrift, compensation, stock option or other equity, pension, retirement, incentive or deferred compensation, employment, retention, termination, severance, health, life or other welfare, fringe or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, or grant or pay any benefit not required by any existing plan or arrangement;

              (i) change in any material respect any of the accounting principles used by it, unless required by GAAP;

              (j) acquire any business or capital stock, merge or consolidate with any other person or sell, encumber or otherwise transfer any business or material portion thereof; or

              (k)   agree to do any of the foregoing.

              6.2. ACCESS TO INFORMATION. From the date hereof to the Effective Time, but subject to applicable confidentiality agreements creating obligations to others and excluding information provided to the Company's Board of Directors with respect to the Offer, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of the Parent, and to representatives of and advisors to financing sources, reasonable access during normal business hours to its officers, employees, agents, properties, offices, plants and other facilities and to all books, records and contracts, and shall furnish the Parent and such financing sources with all financial, operating and other data and information as the Parent, through its officers, employees or agents, or such financing sources may from time to time reasonably request. The Company will promptly furnish to the Parent, at the Parent's expense and subject to the Confidentiality Agreement, a copy of each material document filed or received by it pursuant to the Federal securities laws or Federal or state tax laws or any Environmental Laws, and of such other documents as the Parent may reasonably request.

              6.3. SHAREHOLDER APPROVAL. (a) If required by applicable law in order to consummate the Merger, as soon as practicable following the purchase of the Shares pursuant to the Offer, the Company, acting through its Board of Directors, shall in accordance with applicable law, except to the extent that the Board of Directors of the Company, after taking into account the advice of counsel to the Company, concludes that any action is required in the proper exercise of its fiduciary duties, take all steps necessary duly to call, set a record date for, give notice of, convene and hold a meeting of its shareholders as soon as practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereby. At such meeting, the Parent and the Purchaser will each vote, or cause to be voted, all Shares acquired in the Offer or otherwise beneficially owned by it or any of its subsidiaries on the record date for such meeting, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

              (b) The Company will, if required by law for the consummation of the Merger, prepare and file a Proxy Statement with the SEC, and shall use all reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the purchase of the Shares pursuant to the Offer. The Board of Directors of the Company and the Board of Directors of the Parent and the Purchaser have each determined that the Merger is advisable and in the best interests of shareholders of their respective companies and, except to the extent that the Board of Directors of the Company after taking into account the advice of counsel to the Company, concludes that any action is required in the proper exercise of its fiduciary duties, the Board of Directors of the Company will (i) recommend to the shareholders of the Company the adoption and approval of this Agreement and the transactions contemplated hereby and the other matters to be submitted to such shareholders in connection therewith and (ii) use all reasonable efforts to obtain the necessary approval by the shareholders of the Company of this Agreement and the transactions contemplated hereby.

              (c) Notwithstanding the foregoing, in the event that after the closing of the Offer the Purchaser shall be the owner of at least 90 percent of the outstanding Shares, the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer and compliance with the applicable provisions of the IBCA and any applicable rules of the SEC, without a meeting of shareholders of the Company, if practicable, in accordance with Section 253 of the GCL and Section 11.30 of the IBCA.

              6.4. REASONABLE EFFORTS. Subject to the terms and conditions herein provided and the fiduciary duties of the Board of Directors of the Company, each of the parties hereto agrees to use all reasonable efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable under applicable laws and regulations to ensure that the conditions set forth in Annex A hereto and Article VII hereof are satisfied and to con-summate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

              6.5. CONSENTS. The Parent and the Company each shall use all reasonable efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary to the consummation of the transactions contemplated by this Agreement. The Company, the Parent and the Purchaser have previously filed Pre-Merger Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use all reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

              6.6. PUBLIC ANNOUNCEMENTS. The Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

              6.7. CONSENT OF DH HOLDINGS. DH Holdings, as the sole shareholder of the Purchaser, by executing this Agreement consents to the execution and delivery of this Agreement by the Purchaser and the consummation of the Merger and the other transactions contemplated hereby and such consent shall be treated for all purposes as a vote duly cast at a meeting of the shareholders of the Purchaser held for such purpose.

              6.8. NO SOLICITATION. Neither the Company nor any of its subsidiaries nor any of their respective of-ficers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, (a) solicit, initiate or encourage or (b) enter into any discussions or negotiations with, in any way continue any discussions or negotiations commenced before the date of this Merger Agreement with, or disclose directly or indirectly any information not customarily disclosed concerning its business and properties to, or afford any access to its properties, books and records to, any corporation, partnership or other person or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of the Company's capital stock or a merger, consolidation or sale or spin-off of all or a substantial portion of the assets of the Company or any subsidiary of the Company which is material to the Company and its subsidiaries taken as a whole, or a liquidation or a recapitalization of the Company, or any similar trans-action; PROVIDED that (x) in response to an Acquisition Proposal made without such solicitation, initiation or encouragement, the Company may (to the extent that the Board of Directors of the Company, after taking into account the advice of counsel to the Company, concludes that any of the following actions is required in the proper exercise of its fiduciary duties) (i) furnish information with respect to the Company to any person pursuant to a confidentiality agreement no more favorable to such person than the Confidentiality Agreement is to the Parent and (ii) participate in negotiations regarding such Acquisition Proposal and (y) the Company's Board of Directors shall be free to take and disclose any position with respect to a third party offer pursuant to Rules l4d-9 and l4e-2 under the Exchange Act and make such disclosures to the Company's shareholders, which, upon the advice of the Company's counsel, is required by applicable law. The Company will notify the Parent immediately, orally and in writing, if any discussions or negotia-tions are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or if the Company has been informed that an Acquisition Proposal is forthcoming, and will include in such notification the identity of the other party or parties and the material terms and conditions of any such request, inquiry or Acquisition Proposal. The Company will keep the Parent informed in reasonable detail of the status (including amendments or proposed amendments) of any such request, inquiry or Acquisition Proposal.

              6.9. INDEMNIFICATION; INSURANCE. (a) For a period of six years after the Effective Time, the Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries (collectively, the "Indemnified Parties") from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law and, in the case of indemnification by the Surviving Corporation, to the extent permitted under the provisions of the Articles of Incorporation and the By-Laws of the Company, each as in effect at the date hereof (which provisions shall not be amended in any manner which adversely affects any Indemnified Party, for a period of six years), including provisions relating to advances of expenses incurred in the defense of any action or suit; PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Parent shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel selected by the Indemnified Party.

              (b) Any Indemnified Party wishing to claim indemnification under Section 6.9(a) shall provide notice to the Parent promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, PROVIDED that failure to provide such notice shall not relieve the Parent or the Surviving Corporation of its obligations hereunder except to the extent that the Parent or the Surviving Corporation is materially prejudiced thereby, and the Indemnified Party shall permit the Parent (at the Parent's expense) to assume the defense of any claim or any litigation resulting therefrom; PROVIDED that (i) counsel for the Parent who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Parent of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Parent and the Parent is materially damaged as a result of such failure to give notice. The Parent shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Parent does not accept the defense of any matter as above provided, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED that the Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). In any event, the Parent and the Indemnified Parties shall cooperate in the defense of any action or claim subject to this Section 6.9 and the records of each shall be available to the other with respect to such defense.

              (c) For not less than six years after the Effective Time, the Parent and the Purchaser shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; PROVIDED that in no event shall the Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (the Company represents that the annual premium is currently approximately $182,000); and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

              6.10.  EMPLOYEE BENEFITS; SEVERANCE AGREEMENTS AND PLANS.  (a)
The Parent shall maintain, or cause the Surviving Corporation to maintain, until December 31, 1996, employee benefit plans which, in the aggregate, will provide benefits to the employees of the Company and its subsidiaries that are substantially comparable, in the aggregate, to those provided to such employees under the employee benefit plans of the Company in effect on the date of this Agreement, and, after December 31, 1996, will provide such employees with benefits that are consistent with those provided to other employees of the Parent. To the extent that any employee of the Company or its subsidiaries is to be covered by any employee benefit plan of the Parent or its subsidiaries, such employee shall, for the purposes of eligibility and vesting (but not accrual of benefits under such plans), be credited with his or her years of service with the Company or its subsidiaries as of the Effective Time and with years of service with prior employers to the extent service with prior employers is taken into account under corresponding plans of the Company or its subsidiaries. With respect to any employee of the Company or its subsidiaries who becomes eligible to participate in any medical plan of the Parent or its subsidiaries (but without creating any obligation in the Parent or its subsidiaries to increase the medical conditions covered by any such medical plan of the Parent or its subsidiaries), (i) no condition that would have been covered under the applicable medical plan of the Company in which such employee participated immediately prior to the change in coverage shall be excluded as a pre-existing condition from coverage under any medical plan of the Parent or its subsidiaries and (ii) amounts paid before such participation by such employee of the Company under the applicable medical plan of the Company with respect to the plan year in which such participation commences shall be taken into account in applying deductibles and maximum out-of-pocket limits applicable under the medical plan of the Parent with respect to the balance of such plan year to the same extent as if such amounts had been paid under such medical plan of the Parent.

              (b) Parent shall honor, or cause the Company to honor, effective upon the consummation of the Offer, the Company's obligations under the Company's existing severance agreements dated as of September 16, 1994 with Messrs. Diehl, Koprowski and Wolski. With respect to other employees, the Parent shall honor, or shall cause the Company to honor, effective upon the consummation of the Offer, the Company's Severance Plan for the Corporate Staff and the Severance Policy for Corporate Managers (such plan and policy, the "Severance Policies") as in effect on the date of this Agreement, including the provisions of the Severance Policies relating to amendment or termination of the Severance Policies. The Company represents and warrants that correct copies of the Severance Policies have been filed as exhibits to Disclosure Statements.
The Parent acknowledges that consummation of the Offer will constitute


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

a "Change in Control" under such severance agreements and the Severance
Policies.

              6.11. STOCK OPTIONS. Prior to the acquisition of Shares pursuant to the Offer, the Company shall make all necessary and appropriate adjustments to (including without limitation an adjustment, reasonably satisfactory to the Purchaser, in the number of Shares subject to outstanding options and in the option prices per Share to reflect the change in the number of Shares that will be outstanding following the Merger), and shall use all reasonable efforts to obtain all necessary consents with respect to, all of the Company's employee stock options other than any options which contain a stock appreciation right and will therefore be converted into a right to receive cash upon a change of control of the Company, in order that such stock options may be cancelled and settled by the Company as provided in Section 3.5 hereof.

              6.12. TRANSFER TAXES. The Surviving Corporation shall pay any transfer Taxes payable in connection with the Merger and shall be responsible for the preparation and filing of any required Tax Returns with respect to such Taxes.

              6.13.  ANTI-TAKEOVER STATUTES.  If any "fair price,"
"moratorium," "control share acquisition" or other form of anti-takeover statute is or shall become applicable to the Offer, Merger or other transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the Offer, Merger and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such anti-takeover statute on the transactions contemplated hereby.

              6.14. NO AMENDMENT TO THE RIGHTS AGREEMENT. The Company covenants and agrees that so long as this Agreement is in effect, it will not amend the Rights Agreement or redeem the Rights or terminate the Rights Agreement prior to the Effective Date, except as expressly contemplated by this Agreement.

              6.15. NOTIFICATION OF CERTAIN MATTERS. The Company will give prompt notice to the Parent and the Purchaser, and the Parent and the Purchaser will give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, or of the Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.15 will not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice and (b) any communication (written or oral) received by any director or officer of the Company from any person that alleges any noncompliance with Environmental Laws or any Environmental Liability on the part of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole.

              6.16. DISPOSITION OF LITIGATION. Each of the Parent, the Purchaser and the Company agrees promptly to use all reasonable efforts to withdraw (and shall not refile) all pending litigation between the parties.

              6.17. PROXY CONTEST. The Parent and the Purchaser agree to withdraw (and not refile) the Schedule 14A filed with the SEC relating to the calling of a special meeting for, among other things, the removal of the directors of the Company.

              6.18. STOCK EXCHANGE LISTING. The Parent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the shares of common stock of the Parent to be issued upon exercise of the Substitute Options.


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

                                   ARTICLE VII

                               CLOSING CONDITIONS

              7.1. CONDITIONS TO THE OBLIGATIONS OF THE PARENT, THE PURCHASER AND THE COMPANY. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

              (a) The Purchaser shall have purchased all Shares duly tendered and not withdrawn pursuant to the terms of the Offer and subject to the terms thereof; PROVIDED that the obligation of the Parent, DH Holdings and the Purchaser to effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this subsection (a) if the failure of the Purchaser to purchase the Shares pursuant to the Offer shall have constituted a breach of the Offer or of this Agreement.

              (b) There shall not be in effect any statute, rule or regulation enacted, promulgated or deemed applicable by any governmental authority of competent jurisdiction that makes consummation of the Merger illegal and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall use all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

              (c) If required by the Company's Articles of Incorporation or the IBCA, this Agreement shall have been approved and adopted by the affirmative vote of the holders of the requisite number of shares of Common Stock in accordance with the Articles of Incorporation and By-Laws of the Company and the IBCA.


              7.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company pursuant to this Agreement to consummate the Merger is also subject to the Parent or the Purchaser having made all filings required prior to the Closing (as defined below) with respect to, and having paid to the proper taxing authorities or made adequate provision for the payment of, all transfer Taxes payable in connection with the Merger.

                                  ARTICLE VIII

                                     CLOSING

              8.1. TIME AND PLACE. The closing of the Merger (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, as soon as practicable following satisfaction or waiver, if permissible, of the conditions set forth in Article VII. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

              8.2. FILINGS AT THE CLOSING. At the Closing, the Parent, the Purchaser and the Company shall cause the Delaware Certificate of Merger, together with any other documents required by law to effectuate the Merger, to be filed with the Secretary of State of the State of Delaware in accordance with the provisions of the GCL, and the Illinois Articles of Merger to be filed with the Secretary of State of the State of Illinois in accordance with the IBCA, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

              9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

              (a) by mutual consent of the Board of Directors of the Parent and the Board of Directors of the Company;

              (b) by action of the Board of Directors of the Parent or action of the Board of Directors of the Company if at least that number of Shares required by the Minimum Condition shall not have been purchased in the Offer on or before November 20, 1995, or the Merger shall not have been consummated on or before February 20, 1996; PROVIDED, however, that the Board of Directors of the Parent shall have no right pursuant to this Section 9.1(b) to terminate this Agreement after the consummation of the Offer; and PROVIDED, further, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer or the Merger, as the case may be, to occur on or before the aforesaid dates;

              (c) by either the Parent or the Company if the Offer shall expire or terminate in accordance with its terms without any Shares having been purchased thereunder and, in the case of termination by the Parent, the Purchaser shall not have been required by the terms of the Offer or this Agreement to purchase any Shares pursuant to the Offer;

              (d) by the Company if (i) the Purchaser shall not timely amend the Offer as provided in Section 1.1(a) or

        (ii) the Parent, DH Holdings or the Purchaser shall fail to comply in any material respect with any of its covenants or agreements required to be complied with by it before the date of such termination and such failure to comply shall not be cured within four business days following receipt by the Parent from the Company of written notice of such failure and demand for cure;

              (e) by either the Parent, the Purchaser or the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, perma-nently enjoining or otherwise prohibiting the consummation of the Offer or the Merger, and such order, decree, ruling or other action shall have become final and non-appealable;

              (f) by the Company if prior to the purchase of Shares pursuant to the Offer, and after receipt of a Superior Proposal and at a time that is after the second business day after the Parent has received written notice from the Company advising the Parent of the Company's receipt of a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, the Board of Directors of the

        Company or any committee thereof (i) shall have withdrawn or modified in a manner adverse to the Purchaser or the Parent, and in a manner consistent with Section 4.3(b) of this Agreement, its approval or recommendation of the Offer, this Agreement, the Merger or any other transaction contemplated by any of the foregoing or (ii) shall have recommended a Superior Proposal, or (iii) shall have resolved to do any of the foregoing; PROVIDED, HOWEVER, that such termination under this paragraph (f) shall not be effective until the Company has made payment to DH Holdings of the Fee (as defined in Section 9.3(a)) required to be paid pursuant to Section 9.3(a) and has either paid to Parent $1.5 million for Expenses (the Parent hereby agrees to refund any excess of such amount over actual Expenses) or deposited with a mutually accep-table escrow agent $1.5 million for reimbursement to Parent, DH Holdings and Purchaser of Expenses (as defined in Section 9.3(b)); or

              (g) by the Company, upon approval of the Board of Directors of the Company, if prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Purchaser or Parent, and in a manner consistent with Section 4.3(b) of this Agreement (in-cluding as to timing and contents of notice to the Parent with respect to any Superior Proposal), its approval of recommendation of the Offer, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the acquisition of the Company or its assets or Shares pursuant to a Superior Proposal; PROVIDED, HOWEVER, that such termination under this paragraph (g) shall not be effective until the Company has made payment to DH Holdings of the Fee required to be paid pursuant to Section 9.3(a) and has either paid to Parent $1.5 million for Expenses (the Parent hereby agrees to refund any excess of such amount over actual Expenses) or deposited with a mutually acceptable escrow agent $1.5 million for reimbursement to Parent, DH Holdings and Purchaser of Expenses (as defined in Sec-tion 9.3(b)).

              9.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger by the Parent, the Purchaser or the Company pursuant to Section 9.1, written notice thereof shall forthwith be given to the others, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. The Purchaser agrees that any termination by the Parent shall be conclusively binding upon it, whether given expressly on its behalf or not, and the Company shall have no further obligation with respect to it. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, PROVIDED that any termination shall be without prejudice to the rights of any party hereto arising out of breach by any other party of any covenant or agreement contained in this Agreement, and PROVIDED, FURTHER, that the obligations set forth in the second sentence of Sec-tion 1.2(a) and Sections 4.16, 5.6, 6.12, 9.3 and 10.7 shall in any event survive any termination.

              9.3.  FEES AND EXPENSES.  (a)  In the event that:

              (i) any person (including, without limitation, the Company or any affiliate thereof) or group, other than the Parent or any affiliate of the Parent, shall have become the beneficial owner of more than 15% of the then outstanding Shares and thereafter this Agreement shall have been terminated pursuant to Section 9.1 and within 12 months of such termination a Third Party Acquisition (as hereinafter defined) shall occur; or

            (ii) any person or group shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for more than 30% (or which, assuming the maximum amount of securities which could be purchased, would result in any person or group beneficially owning more than 30%) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for per Share consideration having a value greater than the per Share amount proposed to be paid pursuant to the Offer hereunder and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Condition shall not have been satisfied and (C) this Agreement shall have been terminated pursuant to Section 9.1; or

           (iii)   this Agreement is terminated pursuant to Section 9.1(f) or
        (g);

then, in any such event, the Company shall pay DH Holdings promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $6.0 million (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses (as hereinafter defined); provided that, in the case described in clause (ii) of this Section 9.3(a), if
(x) the Parent has terminated this Agreement and (y) the Board of Directors of the Company or any committee thereof (A) shall not have withdrawn or modified in a manner adverse to the Purchaser or the Parent its approval or recommendation of the Offer, this Agreement or the Merger, (B) shall not have approved or recommended the proposal of the person or group referred to in clause (ii) and (C) shall not have resolved to do any of the foregoing, the Company shall pay to DH Holdings on such termination all Expenses and shall pay the Fee only if, within 12 months of such termination, a Third Party Acquisition shall occur.

              (b) "EXPENSES" means all out-of-pocket expenses and fees up to $1.5 million in the aggregate (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Offer, the Merger and any transactions contemplated thereby or structuring the transactions and all fees of counsel, accountants, experts and consultants to Parent, DH Holdings and Purchaser, and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the transactions, including, without limitation, litigation related thereto and the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Parent, DH Holdings or Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Offer, the Merger and any transactions contemplated thereby and any litigation and any financing commitments or agreements relating thereto.

              (c) Except as set forth in this Section 9.3, all costs and expenses incurred in connection with this Agreement and the Offer, the Merger and any transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

              (d) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the Parent, DH Holdings and Purchaser (including, without limitation, fees and expenses of counsel) in con-nection with the collection under and enforcement of this Section 9.3, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Prime Rate plus 1.00%.

              (e) "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, consolidation or other business combination transaction by any person other than the Parent, the Purchaser or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by any Third Party of 50% or more (in book value or market value) of the total assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares whether by tender offer, exchange offer or otherwise; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its subsidiaries of 50% or more of the outstanding Shares.

                                    ARTICLE X

                                  MISCELLANEOUS

              10.1. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Parent, DH Holdings, the Purchaser and the Company at any time prior to the Effective Time with respect to any of the terms contained herein, PROVIDED, that after this Agreement is adopted by the Company's shareholders pursuant to Section 6.3, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects


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

the rights of the Company's shareholders hereunder, without the further approval of such shareholders.

              10.2.  WAIVER OF COMPLIANCE; CONSENTS.  Any failure of the
Parent, DH Holdings or the Purchaser, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Parent, respectively, only by a written instrument signed by the party granting such waiver (and, in the case of the Company, approved in accordance with the provisions of Section 1.3(c) if applicable), but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.2. Each of DH Holdings and the Purchaser hereby agrees that any consent or waiver of com-pliance given by the Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

              10.3. SURVIVAL OF WARRANTIES. Each and every representation and warranty made in Article IV, other than Section 4.16 (if this Agreement is terminated before

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

consummation of the Offer), and Article V, other than Sections 5.2 and 5.7 (if this Agreement is terminated before consummation of the Offer), of this Agreement shall expire with, and be terminated and extinguished by, the Merger, or the termination of this Agreement pursuant to Section 9.1. This
Section 10.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

              10.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally or by overnight courier, (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) transmitted by telecopier, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

              (a)   if to the Parent, DH Holdings or the Purchaser, to

                         Danaher Corporation
                         1250 24th Street, N.W.
                         Washington, D.C. 20037
                         Telecopy:  (202) 828-0860
                         ATTENTION:  Patrick W. Allender
                                     Vice President and Chief
                                       Financial Officer


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

                    with a copy to

                         Debevoise & Plimpton
                         875 Third Avenue
                         New York, New York 10022
                         Telecopy:  (212) 909-6836
                         ATTENTION:  Meredith M. Brown


              (b)   if to the Company, to

                         Joslyn Corporation
                         30 South Wacker Drive
                         Chicago, Illinois 60606
                         Telecopy:  (312) 454-2905
                         ATTENTION:  William E. Bendix
                                   Chairman of the Board
                                             and
                                     Lawrence G. Wolski
                                   Chief Executive Officer

                    with a copy to

                         Sidley & Austin
                         One First National Plaza
                         Chicago, Illinois 60603
                         Telecopy:  (312) 853-7036
                         ATTENTION:  Thomas A. Cole
                                          and
                                     Jon M. Gregg

Any notice so addressed shall be deemed to be given (i) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (ii) upon delivery, if transmitted by hand delivery, overnight courier or telecopier.

              10.5. ASSIGNMENT; PARTIES IN INTEREST. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but


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

neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties (except that the Purchaser may assign to the Parent or any other direct or indirect wholly-owned subsidiary of the Parent any and all rights and obligations of the Purchaser under this Agreement and/or the Purchaser's right to purchase Shares transferred pursuant to the Offer, provided that any such assignment will not relieve the Parent or the Purchaser from any of its obligations under this Agreement). Except for Section 5.6, which is intended for the benefit of the Company's shareholders, and Section 6.9, which is intended for the benefit of the Company's directors, officers, employees and agents, this Agreement is not intended to confer upon any other person except the parties any rights or remedies under or by reason of this Agreement.

              10.6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United


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

States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              10.7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Illinois (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

              10.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              10.9. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "affiliate" and "associate" shall have the meanings set forth in Rule l2b-2 of the General Rules and Regulations promulgated under the Exchange Act; and (iii) the term "subsidiary" of any


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

specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation; and
(iv) the phrase "to the knowledge" of any specified corporation shall refer only to the actual knowledge of the directors or officers of such corporation.

              10.10. ENTIRE AGREEMENT. This Agreement, including the annexes and the exhibits and schedules to this Agreement, and the Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

              IN WITNESS WHEREOF, the Parent, DH Holdings, the Purchaser and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                   DANAHER CORPORATION


                                   By /s/ Patrick W. Allender
                                      ------------------------
                                     Name: Patrick W. Allender
                                     Title: Chief Financial Officer


                                   DH HOLDINGS CORP.

                                   By /s/ Patrick W. Allender
                                      ------------------------
                                     Name: Patrick W. Allender
                                     Title: Vice President and Treasurer


                                   TK ACQUISITION CORPORATION


                                   By /s/ Patrick W. Allender
                                      ------------------------
                                     Name: Patrick W. Allender
                                     Title: Vice President and Treasurer



                                   JOSLYN CORPORATION


                                   By /s/ Wayne M. Koprowski
                                      ------------------------
                                     Name: Wayne M. Koprowski
                                     Title: Vice President, General
                                              Counsel and Secretary

                                     ANNEX A

              CONDITIONS TO THE OFFER. Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment, or, subject to any applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered shares after the termination or withdrawal of the Offer), to pay for any Shares not theretofore accepted for payment or paid for, and the Purchaser may (subject to the terms of the Merger Agreement) amend or terminate the Offer as to such Shares not theretofore accepted for payment or paid for (subject to any such applicable rules and regulations of the COMMISSION) (i) unless there are validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which, when aggregated with the Shares currently owned by the Parent and any of its subsidiaries, represents at least two-thirds of the Shares on a fully-diluted basis, or (ii) if at any time on or after the date of the Merger Agreement and at or before the time that the particular Shares are accepted for payment (whether or not any other Shares shall theretofore have been accepted for payment or paid for pursuant to the Offer) any of the following conditions exists:

              (a) there shall have been any action or proceeding brought by any governmental authority before any federal or state court, or any order or preliminary or permanent injunction entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, located or having jurisdiction within the United States or any country or economic region in which either the Company or the Parent, directly or indirectly, has material assets or operations, or any statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Purchaser, the Company or any subsidiary or affiliate of the Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency located or having jurisdiction within the United States or any country or economic region in which either the Company or the Parent, directly or indirectly, has material assets or operations, which could reasonably be expected to have the effect of: (i) making illegal, or otherwise directly or indirectly prohibiting, materially restraining or making materially more costly, the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the Shares by the Parent or the Purchaser, the consummation of any of the transactions contemplated by the Merger Agreement or materially delaying the Merger;
        (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries that owns a material portion of the business and assets of the Company and its subsidiaries taken as a whole, or by the Parent, the Purchaser or any of the Parent's subsidiaries of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or the Parent and its subsidiaries taken as a whole, or compelling the Purchaser, the Parent or any of the Parent's subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or the Parent and its subsidiaries taken as a whole, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing limitations on the ability of the Purchaser, the Parent or any of the Parent's subsidiaries effectively to acquire or hold or to exercise full rights of ownership of Shares including, without limitation, the right to vote any

        Shares acquired or owned by the Parent or the Purchaser or any of the Parent's subsidiaries on all matters properly presented to the shareholders of the Company, including, without limitation, the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary (other than immaterial subsidiaries) directly or indirectly owned by the Company;
        (iv) requiring divestiture by the Parent or the Purchaser, directly or indirectly, of any Shares; or (v) which could reasonably be expected to materially adversely affect the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole or the value of the Shares or of the Offer to the Purchaser or the Parent;

              (b) there shall have occurred, or the Purchaser shall have become aware of any fact that has had, or could reasonably be expected to have, a Material Adverse Effect;

              (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a decline of at least 20% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's

        500 index from that existing at the close of business on August 18, 1995, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or any other event that could reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions in the United States or (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a Material Adverse Effect or prevent (or materially delay) the consummation of the Offer;

              (d) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as de-fined in Section 13(d)(3) of the Exchange

        Act), other than the Parent or any of its affiliates, or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to the Parent or the Purchaser the approval or recommendation of the offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger,
        (B) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company or (C) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

              (e) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties (other than representations and warranties made as of a specified date) were made at the time of such determination;

              (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement prior to the time of such determination; or

              (g) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company;

which, in the good faith sole judgment of the Purchaser with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by the Purchaser or any of its affiliates not incon-sistent with the terms hereof and the terms of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

              The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition or may be waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


                                                                                                                             ANNEX B



Form BCA-11.25                              ARTICLES OF MERGER CONSOLIDATION OR EXCHANGE
(Rev. Jan. 1995)
                                                                                             File #
----------------------------------------------------------------------------------------------------------------------------------
George H. Ryan                                                                                       SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                                                                    THIS SPACE FOR USE BY
Springfield, IL  62756                                                                                SECRETARY OF STATE
Telephone (217) 782-6961
---------------------------------------                                                      -------------------------------------

            DO NOT SEND CASH!                                                                Date
Remit payment in check or money order,
payable to "Secretary of State."
                                                                                             Filing Fee     $
Filing Fee is $100, but if merger or
consolidation of more than 2
corporations, $50 for each additional
corporation.                                                                                 Approved:
----------------------------------------------------------------------------------------------------------------------------------

                                                merge
1.   Names of the corporations proposing to   consolidate  , and the state or county of their incorporation exchange shares

                         Name of Corporation                                State or Country              Corporation File No.
                                                                           Of Incorporation

   Joslyn Corporation                                                Illinois                             54950853
   -----------------------------------------------                   --------------------------           ------------------------
   TK Acquisition                                                    Delaware
   -----------------------------------------------                   --------------------------           ------------------------

   -----------------------------------------------                   --------------------------           ------------------------

   -----------------------------------------------                   --------------------------           ------------------------


2.   The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.


3.    (a) Name of the        Surviving         corporation:    Joslyn Corporation
                                                            ----------------------------------------------------------------------

      (b) It shall be governed by the laws of:   Illinois
                                               -----------------------------------------------------------------------------------


4.   Plan of        Merger      is as follows:

               SEE EXHIBIT A ATTACHED HERETO.
               IF NOT SUFFICIENT SPACE TO COVER THIS POINT, AND ONE OR MORE SHEETS OF THIS SIZE.


5.   Plan of        Merger      was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

 (THE FOLLOWING ITEMS ARE NOT APPLICABLE TO MERGERS UNDER SECTION 11.30-90% OWNED SUBSIDIARY PROVISIONS.  SEE ARTICLE 7.)

 (ONLY "X" ONE BOX FOR EACH CORPORATION)

                                        By the shareholders, a reso-
                                        lution of the board of direc-
                                        tors having been duly adopted  By written consent of the
                                        and submitted to a vote at a   shareholders having not less
                                        meeting of share-holders.      than the minimum number of
                                        Not less than the minimum      votes required by statute and
                                        number of votes required by    by the articles of                By all written consent
                                        statute and by the articles    incorporation. Shareholders of    ALL the share-holders
                                        of incorporation voted in      who have not consented in         entitled to vote on the
                                        favor of the action taken.     writing have been given           action, in accordance
                                                                       notice in accordance with         with Section 7.10 &
                                        (Section 11.20)                Section 7.10 (Section 11.220)     Section 11.20

Name of Corporation
---------------------------             -----------------------------  -----------------------------     -------------------------
Joslyn Corporation                                      / /                            / /                          / /
---------------------------
                                                        / /                            / /                          / /
---------------------------
                                                        / /                            / /                          / /
---------------------------
                                                        / /                            / /                          / /
---------------------------
                                                        / /                            / /                          / /
---------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

6.   (NOT APPLICABLE IF SURVIVING, NEW OR ACQUIRING CORPORATION IS AN ILLINOIS CORPORATION)

     It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of the
     State of the State of Illinois:
     a.   The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.
     b.   The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and
     c.   The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

7.   (COMPLETE THIS ITEM IF REPORTING A MERGER UNDER SECTION 11.30-90% OWNED SUBSIDIARY PROVISIONS.)

     a.   The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

                                                       Total Number of Shares                  Number of Shares of Each Class
            Name of Corporation                             Outstanding                         Owned Immediately Prior to
                                                           of Each Class                     Merger by the Parent Corporation

--------------------------------------------      -----------------------------------     ----------------------------------------

--------------------------------------------      -----------------------------------     ----------------------------------------

--------------------------------------------      -----------------------------------     ----------------------------------------

--------------------------------------------      -----------------------------------     ----------------------------------------

--------------------------------------------      -----------------------------------     ----------------------------------------

     b.   (Not applicable to 100% owned subsidiaries)
          The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was ______________________, 19_______.

          Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of
          all subsidiary corporations received?        / /  Yes       / /  No

          (IF THE ANSWER IS "NO," THE DUPLICATE COPIES OF THE ARTICLES OF MERGER MAY NOT BE DELIVERED TO THE SECRETARY OF STATE
          UNTIL AFTER 30 DAYS FOLLOWING THE MAILING OF A COPY OF THE PLAN OF MERGER AND OF THE NOTICE OF THE RIGHT TO DISSENT TO THE
          SHAREHOLDERS OF EACH MERGING SUBSIDIARY CORPORATION.)

8.   The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)


Dated                                            , 1995                    Joslyn Corporation
      -------------------------------------------    ----                  -------------------------------------------------------
                                                                                     (Exact Name of Corporation)

attested by                                                       by

      ---------------------------------------------------                  -------------------------------------------------------
       (Signature of Secretary or Assistant Secretary)                       (Signature of President or Vice President)


      ---------------------------------------------------                  -------------------------------------------------------
                 (Type or Print Name and Title)                                    (Type or Print Name and Title)

Dated                                            , 1995                     TK Acquisition Corporation
      -------------------------------------------    ----                  -------------------------------------------------------
                                                                                     (Exact Name of Corporation)

attested by                                                       by

      ---------------------------------------------------                  -------------------------------------------------------
       (Signature of Secretary or Assistant Secretary)                       (Signature of President or Vice President)


      ---------------------------------------------------                  -------------------------------------------------------
                 (Type or Print Name and Title)                                    (Type or Print Name and Title)

 Dated                                            , 19
      -------------------------------------------    ----                  -------------------------------------------------------
                                                                                     (Exact Name of Corporation)

attested by                                                       by

      ---------------------------------------------------                  -------------------------------------------------------
       (Signature of Secretary or Assistant Secretary)                       (Signature of President or Vice President)


      ---------------------------------------------------                  -------------------------------------------------------
                 (Type or Print Name and Title)                                    (Type or Print Name and Title)


Form BCA-14.35             REPORT FOLLOWING MERGER OR
(Rev. Jan. 1991)                 CONSOLIDATION
                                                        File #
--------------------------------------------------------------------------------
George H. Ryan                                          DO NOT SEND CASH
Secretary of State
Department of Business Services
Springfield, IL  62756                                 This space for use by
Telephone (217) 782-6961                                Secretary of State
--------------------------------                       -------------------------
                                                         Date
Remit payment in check
or money order, payable
to "Secretary of State."                                Franchise Tax  $
                                                        Filing Fee     $
                                                        Penalty        $
                                                        Interest       $

                                                         Approved:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1.   CORPORATE NAME:
                    ------------------------------------------------------------
2.   STATE OR COUNTRY OF INCORPORATION
                                      ------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3.   Issued shares of each corporation party to the merger prior to the merger:

      Corporation       Class       Series     Par Value    Number of Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. Paid-in Capital of each corporation party to the merger prior to the merger:

Corporation                                                 Paid-in Capital
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

5. Description of the merger: (include effective date and a brief explanation of the conversion as stated in the plan of merger).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

6.   Issued shares after merger:

   Class            Series             Par Value         Number of Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7.   Paid-in Capital of the surviving or new corporation:  $


    ("Paid-in Capital" replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              ITEM 8 MUST BE SIGNED

8. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.


Dated                    , 19
      -------------------    ----       --------------------------------------
                                            (Exact Name of Corporation)

attested by                             by
            -----------------------       ------------------------------------
          (Signature of Secretary or       (Signature of President or Vice
             Assistant Secretary)                    President)


            -----------------------       ------------------------------------
        (Type or Print Name and Title)       (Type or Print Name and Title)

                                                                       EXHIBIT A

                                 PLAN OF MERGER

    This Plan of Merger is by and between TK Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Danaher Corporation (hereinafter sometimes referred to as "TKA" or the "Merged Corporation"), and Joslyn Corporation, an Illinois corporation (hereinafter sometimes referred to as "Joslyn" or the "Surviving Corporation"). TKA and Joslyn are sometimes individually referred to as a "Constituent Corporation" and collectively as the "Constituent Corporations."

    WHEREAS, the Constituent Corporations desire that TKA merge with and into Joslyn (hereinafter referred to as the "Merger") upon the terms and subject to the conditions herein set forth and in accordance with the laws of the States of Delaware and Illinois; and

    WHEREAS, the Board of Directors and the shareholders of each Constituent Corporation have approved and adopted this Plan of Merger.

    NOW, THEREFORE, the Constituent Corporations do hereby covenant and agree to this Plan of Merger as follows:

                                   ARTICLE I
                                   THE MERGER

    On the effective date of the Merger (the "Effective Date"), the Constituent Corporations agree that the following actions shall be taken:

    1.1 In accordance with the applicable provisions of the laws of the State of Illinois and the State of Delaware, TKA shall be merged with and into Joslyn, which shall be the Surviving Corporation.

    1.2 The Articles of Incorporation of Joslyn as amended as of August 20, 1995 shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended, altered or repealed as provided therein and by applicable law, except that ARTICLE FOUR thereof shall be amended to reduce the authorized capital stock of the Surviving Corporation to 1,100 Shares of Common Stock, par value $1.25 per Share.

    1.3 The By-laws of Joslyn as amended as of August 20, 1995 shall continue to be and constitute the By-laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein and by applicable law.

    1.4 The directors of TKA immediately prior to the Effective Date shall be the directors of the Surviving Corporation each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

    1.5 The officers of Joslyn immediately prior to the Effective Date shall be the officers of the Surviving Corporation each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE II
                                 MODE OF MERGER

    The mode of carrying into effect the Merger provided for in this Plan of Merger and the manner and basis of converting shares of the Constituent Corporations are as follows:

    2.1 JOSLYN COMMON STOCK. (a) Subject to Section 2.6, each share of Common Stock of Joslyn, par value $1.25 per share (each, a "Share," and collectively, the "Shares") issued and outstanding immediately prior to the Effective Date (except for Shares then owned beneficially or of record by Danaher Corporation or TKA or any other subsidiary of Danaher Corporation and except for Dissenting Shares (as defined below), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $34.00 ($34.00 being referred to hereinafter as the "Merger Consideration") in cash payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share. As used in this Article II, "Share" and "Shares" shall include the associated Common Stock Purchase Rights.

    (b) Each Share issued and outstanding immediately prior to the Effective Date which is then owned beneficially or of record by Danaher Corporation or TKA or any other subsidiary of Danaher Corporation shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

    (c) Each Share issued and held in Joslyn's treasury immediately prior to the Effective Date shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

    (d) On the Effective Date, the holders of certificates representing Shares shall cease to have any rights as shareholders of Joslyn, except such rights, if any, as they may have pursuant to the Illinois Business Corporation Act (the "IBCA"), and, except as aforesaid, their sole right shall be the right to receive cash as aforesaid.

    2.2 DISSENTING SHARES. Notwithstanding anything in this Plan of Merger to the contrary, any Shares which are outstanding immediately prior to the Effective Date and which are held by shareholders who have not voted such Shares in favor of the approval and adoption of this Plan of Merger and who shall have properly demanded appraisal of such Shares in the manner provided in Section
11.70 of the IBCA ("Dissenting Shares"), if applicable, shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment of the appraised value of such Shares in accordance with the provisions of Section 11.70 of the IBCA; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such Shares, or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in Sections 11.65 and 11.70 of the IBCA, or (iii) if any such holder shall, for any other reason, become ineligible for such appraisal, then such holder shall forfeit the right to appraisal of such Shares and each such Share shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the Merger Consideration, without any interest thereon. Joslyn shall not settle or compromise any claim for dissenters' rights prior to the Effective Date without the prior written consent of Danaher Corporation and TKA.

    2.3 TKA COMMON STOCK. Each share of common stock, par value $.01 per share ("TKA Common Stock"), of TKA issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $1.25 per share ("Surviving Corporation Common Stock"), of the Surviving Corporation. From and after the Effective Date, each outstanding certificate theretofore representing shares of TKA Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of Surviving Corporation Common Stock.

    2.4 EXCHANGE OF SHARES. (a) Prior to the Effective Date, TKA shall, and Danaher Corporation shall cause TKA to, deposit in trust with the depositary for the Offer, or with a bank or trust company with offices in New York, New York, Chicago, Illinois or Washington, District of Columbia designated by TKA and having capital, surplus and undivided profits of at least $100,000,000 (the "Exchange Agent"), cash in an aggregate amount equal to the product of (i) the number of Shares issued and outstanding immediately prior to the Effective Date (other than any such Shares owned beneficially or of record by Danaher Corporation or TKA or any other subsidiary of Danaher Corporation and other than Dissenting Shares), and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions reasonably satisfactory to Joslyn and its counsel, make the payments provided for in Section 2.1 out of the Exchange Fund. The Exchange Agent shall invest the Exchange Fund as Danaher Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10,000,000,000. The Exchange Fund shall not be used for any other purpose except as provided in this Plan.

    (b) Promptly after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder (other than Danaher Corporation, TKA or any other subsidiary of Danaher Corporation) as of the Effective Date of an outstanding certificate or certificates which immediately prior to the Effective Date represented Shares (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate and the Merger Consideration, less any applicable withholding tax, and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate (other than Certificates representing Shares owned beneficially or of record by Danaher Corporation, TKA or any other subsidiary of Danaher Corporation and other than Certificates representing Dissenting Shares in respect of which appraisal rights are perfected) shall represent for all purposes the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

    (c) After the Effective Date there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates (other than Certificates representing Shares owned beneficially or of record by Danaher Corporation, TKA or any other subsidiary of Danaher Corporation and other than Dissenting Shares) are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this
Article II, subject to applicable law in the case of Dissenting Shares.

    (d) Any portion of the Exchange Fund which remains unclaimed by the shareholders of Joslyn for 180 days after the Effective Date (including any interest received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any shareholders of Joslyn who have not theretofore complied with Section 2.4(b) shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of their claim for the Merger Consideration per Share, without any interest thereon, but shall have no greater rights against the Surviving
Corporation than may be accorded to general creditors of the Surviving Corporation under Illinois law.

    2.5 PAYMENT OF CHARGES AND EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of cash for Shares.

    2.6 EMPLOYEE STOCK OPTIONS. Subject to and in accordance with the terms of the Joslyn Corporation Non-Employee Director Stock Option Plan and any related option agreement, with respect to each stock option for 1,000 shares granted within the six month period preceding the closing of the Merger each at an exercise price of $24.75 per share to each non-employee director who is subject to the provisions of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, Danaher Corporation shall provide each such director with an option to purchase 1,000 shares of Danaher Corporation's Common Stock (the "Alternative Options"). Each Alternative Option shall

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
(a) be in substitution for, and cancellation of, such stock options granted under the stock option plan of Joslyn (the "Canceled Options"); (b) be in the form of Annex A hereto; and (c) be immediately exercisable in full at an exercise price of $22.625 per share of Danaher Corporation's Common Stock. Subject to and in accordance with the terms of the applicable stock option plan of Joslyn and any relation option agreement, immediately prior to the Effective Date, each holder of an outstanding option to purchase Shares granted under any employee stock option plan of Joslyn, other than a Canceled Option or any other option with a stock appreciation right exercisable upon a change of control of Joslyn, whether or not then exercisable, shall be entitled to receive from the Surviving Corporation for each Share subject to such option, in cancellation of such option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such option without interest thereon, subject to all applicable tax withholding requirements, and such option shall thereupon be canceled. Subject to the foregoing, each option or other equity award with respect to shares of Common Stock outstanding on the Effective Date under any stock option or other equity plan, program or agreement of Joslyn shall automatically terminate and be canceled upon consummation of the Merger. Danaher Corporation shall cause the Surviving Corporation to make all payments required by this Section 2.6.

    2.7 ADJUSTMENT OF MERGER CONSIDERATION. In the event of any reclassification, recapitalization, stock split or stock dividend with respect to the Common Stock (or if a record date with respect to any of the foregoing shall occur) prior to the Effective Date, appropriate and proportionate adjustments, if any, shall be made to the amount of Merger Consideration per Share, and all references to the Merger Consideration in this Agreement shall be deemed to be to the Merger Consideration as so adjusted.

                                  ARTICLE III
                               FURTHER ASSURANCES

    If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to effectuate the Merger.

                                   ARTICLE IV
                                   AMENDMENTS

    Notwithstanding approval of this Plan of Merger by the directors of the Constituent Corporations and adoption thereof by the shareholders of the Constituent Corporations, the Boards of Directors of the Constituent Corporations may amend this Plan of Merger by written agreement at any time prior to the Effective Date; provided that any such amendment made subsequent to the adoption of this Plan by the shareholders of either Constituent Corporation shall not alter the Merger Consideration provided in Article II above or otherwise materially and adversely affect the rights of Joslyn's shareholders thereunder without the further approval of such shareholders.

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

                                                                         ANNEX C

                               DANAHER CORPORATION

                    NON-QUALIFIED STOCK OPTION AND AGREEMENT


              Under the terms and conditions of the Joslyn Corporation Non-Employee Director Stock Plan ("Stock Plan") approved by the Board of Directors of Joslyn Corporation ("Joslyn") on February 8, 1995, and by the Shareholders of Joslyn Corporation on April 26, 1995, Joslyn granted an option to purchase Common Shares of Joslyn to the non-employee Director of Joslyn listed below (the "Director"). Pursuant to Section 3.5 of the Agreement and Plan of Merger among Danaher Corporation ("Danaher"), DH Holdings Corp., TK Acquisition Corporation and Joslyn, such option was cancelled and the option to purchase shares of Common Stock, par value $.01 per share, of Danaher ("Danaher Shares") represented by this Agreement was substituted therefor.

        To the following Director:         ___________________________________

        For the following Number of Danaher Shares: __________________________

        At the following Option Price:     $__________________________________

        Effective Date (date of grant):    April 26, 1995

        Earliest Exercise Date:            The date of this Agreement

        Expiration Date:                   April 25, 2005

              Except as provided below, the Danaher Shares subject to this Non-Qualified Stock Option ("NQSO") Agreement may be purchased by the Director, in whole or in part, at any time on or after the Earliest Exercise Date and before the Expiration Date.

              This NQSO is not assignable or transferable except upon the death of the Director. The NQSO will expire on the date which is six (6) months after the date the Director ceases to be a Director of Joslyn. If the Directorship ceases by reason of mandatory retirement, the NQSO will expire within two years after the date the Director ceases to be a Director. In the event the directorship ceases by reason of disability, the NQSO may be exercised within one year by the person or persons to whom the Director's rights


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

shall pass by will or by applicable law. In no event, however, shall any option be exercisable after the expiration date of the term of such option.

              In consideration of the granting of this NQSO by the Corporation, the Director acknowledges:

              (a) that this Agreement shall not give the Director any right to continue to be a Director of Joslyn;

              (b) that any taxable income resulting from the exercise shall not be considered income from retirement plans, welfare plans, deferred compensation agreements, stock option plans, bonuses, or any other benefit or compensation plan in which a benefit or amount is a function of income;

              (c) that this NQSO is not, and will not be treated or considered as, an Incentive Stock Option ("ISO") for any purpose;

              (d) that this NQSO is subject to the other terms and conditions contained herein or in the Stock Plan incorporated herein by reference and to restrictions on disposition of Danaher Shares acquired upon exercise as may be required by any applicable law; and

              (e) that in the event of any conflict or inconsistency between this Agreement and the Stock Plan, the provisions of the Stock Plan shall control.

              Any exercise of this NQSO, in whole or in part, shall be made in writing, specifying the number of Danaher Shares to be purchased and the date on which the purchase shall be made. The notice of exercise shall be given to Danaher by mailing or delivering such notice to the chief executive offices of Danaher, 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037 (or at such other address as may then be the address of the such chief executive offices), attention of the Secretary, at least fifteen days and not more than twenty days prior to the exercise date, along with payment of the full purchase price of such Danaher Shares. Payment of the Option Price may be made in cash, Danaher Shares or any other form approved by the Stock Option Committee.


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

              IN WITNESS WHEREOF, this Agreement has been executed on ________________, 1995

                                           DANAHER CORPORATION



                                           By:_________________________
                                              Name:____________________
                                              Title:___________________


ATTEST:


_____________________________________
Name:________________________________
Title:_______________________________




                                           By:_________________________
                                              Director


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